Exhibit 10.13(i)

AMENDMENT TO THE
CLEARWATER PAPER CORPORATION
SALARIED SUPPLEMENTAL BENEFIT PLAN
The Clearwater Paper Corporation Salaried Supplemental Benefit Plan, as amended and restated as of January 1, 2012 (the “Plan”), is hereby further amended by revising the first paragraph of Section 5(b) of the Plan to read as follows, effective as of December 1, 2013 (the subsequent paragraphs of Section 5(b) shall remain unchanged):
“(b) 401(k) Plan Supplemental Benefit. By the later of (i) January 31st of the calendar year immediately following the first calendar year in which the Participant first accrues a benefit under this Plan (or if earlier, thirty (30) days after first becoming eligible to participate in the Clearwater Paper Corporation Management Deferred Compensation Plan or any successor plan), or (ii) December 31, 2008, each Participant shall elect to receive distribution of the Participant’s vested 401(k) Plan Supplemental Benefit in fifteen or fewer annual installments or in a lump sum beginning in the Plan Year (but no later than March 15th of such Plan Year) following the Plan Year in which the Participant Separates from Service by filing the prescribed form with the Corporation. A Participant shall have only one form of payment election in effect for the entire 401(k) Plan Supplemental Benefit accrued during all Plan Years beginning prior to January 1, 2014. Prior to each Plan Year beginning on or after January 1, 2014, a Participant shall be permitted to make a separate form of payment election for the 401(k) Plan Supplemental Benefit to be accrued in such Plan Year, provided that a Participant’s form of payment election in effect for any Plan Year shall remain in effect for the 401(k) Plan Supplemental Benefit accrued in each subsequent Plan Year unless and until the Participant makes a new form of payment election in the manner prescribed by the Committee. Each form of payment election made pursuant to this Section 5(b) shall be irrevocable. Distribution will be made in accordance with the Participant’s election except as provided below. The amount of any annual installment shall be determined by dividing the amount credited to the Participant’s bookkeeping account as of the last day of the Plan Year preceding the date of distribution of such installment by the total number of installments elected by the participant less the number of installments already paid. For purposes of the Plan, installment payments shall be treated as a single distribution under section 409A of the Code. All annual installment payments shall be payable no later than March 15th of the payment year.”

Date: 12/17/13                 CLEARWATER PAPER CORPORATION

By: /s/ Jackson Lynch
Name: Jackson O. Lynch III
Title:    Senior Vice President, Human Resources